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As filed with the Securities and Exchange Commission on March 6, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (IRS Employer Identification No.)

61 Mooney Street
Cambridge, MA 02138
(617) 497-2070
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jerome Goldstein
Chief Executive Officer and Treasurer
Advanced Magnetics, Inc.
61 Mooney Street
Cambridge, MA 02138
(617) 497-2070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Miguel J. Vega, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
(617) 338-2800

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-119682

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock ($.01 par value)

Total	$5,643,995.94	$604.00

(1)
In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)
The registrant certifies to the Securities and Exchange Commission (the "Commission") that it has instructed its bank to pay the Commission the filing fee set forth above for the additional shares of common stock being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on March 6, 2006); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

EXPLANATORY NOTE
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of shares of common stock which may be issued by us by registering an additional $5,643,995.94 of our common stock, $.01 par value per share. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (Registration Number 333-119682), as amended, declared effective on December 21, 2004, including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

5.1	Opinion of Sullivan & Worcester LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature pages of this registration statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 6th day of March, 2006.

ADVANCED MAGNETICS, INC.
By:	/s/ JEROME GOLDSTEIN Jerome Goldstein Chairman of the Board, Chief Executive Officer and Treasurer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Advanced Magnetics, Inc. hereby severally constitute Jerome Goldstein and Michael N. Avallone and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Advanced Magnetics, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEROME GOLDSTEIN Jerome Goldstein	Chairman of the Board, Chief Executive Officer and Treasurer (principal executive and financial officer)	March 6, 2006
/s/ BRIAN J.G. PEREIRA Brian J.G. Pereira	President and Director	March 6, 2006
/s/ MICHAEL N. AVALLONE Michael N. Avallone	Chief Financial Officer, Vice President of Finance (principal accounting officer)	March 6, 2006
/s/ SHELDON L. BLOCH Sheldon L. Bloch	Director	March 6, 2006
/s/ MICHAEL D. LOBERG Michael D. Loberg	Director	March 6, 2006

/s/ EDWARD B. ROBERTS Edward B. Roberts	Director	March 6, 2006
/s/ MARK SKALETSKY Mark Skaletsky	Director	March 6, 2006
/s/ THEODORE I. STEINMAN Theodore I. Steinman	Director	March 6, 2006

EXHIBIT INDEX

Exhibit No.	Description of Documents
5.1	Opinion of Sullivan & Worcester LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature pages of this registration statement).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX